Exhibit 4.1

Execution Version

NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE INTO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE PARENT OR THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

ICAGEN, INC.

SENIOR SECURED CONVERTIBLE NOTE

Note No: ICAGEN – GPB - 1 Issuance Date: May 15, 2017	Original Principal Amount: U.S. $2,000,000

FOR VALUE RECEIVED, Icagen, Inc., a Delaware corporation (the “Parent”), hereby promises to pay to the order of GPB Debt Holdings II, LLC or its registered assigns (“Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined in Section 1), acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof), and to pay interest (“Interest”) on any outstanding Principal at the rate of thirteen (13%) percent per annum, as may be adjusted from time to time in accordance with Section 2 (the “Interest Rate”) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) was issued pursuant to the Securities Purchase Agreement, dated as of May 15, 2017 (the “Subscription Date”), by and among the Parent, Icagen-T, Inc. a Delaware corporation all of whose issued and outstanding capital stock is owned by the Parent (“ICA-T”) and the Holder (as amended from time to time, the “Securities Purchase Agreement”). Certain capitalized terms used herein are defined in Section 32. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement unless otherwise indicated herein as being defined by another Transaction Document.

This Note was issued with a four (4%) percent original issue discount (“OID”).

1.           PAYMENTS OF PRINCIPAL; PREPAYMENT. On the Maturity Date, the Parent shall pay to the Holder an amount in cash representing all then outstanding Principal, accrued and unpaid Interest, accrued and unpaid Late Charges (as defined in Section 25(c)), on such Principal and Interest and all other amounts due hereunder. “Maturity Date” shall be May 15, 2020; provided, however, the Maturity Date may be extended at the sole option of the Holder in an express writing to the Parent (i) in the event that, and for so long as, an Event of Default (as defined below), shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time or the giving of notice (or both) and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date. Other than as expressly permitted by this Note, the Parent, may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any. Notwithstanding anything herein to the contrary, with respect to any conversion or redemption hereunder, as applicable, the Parent shall convert or redeem, as applicable, First, all accrued and unpaid Interest on any Principal and Interest hereunder, Second, all accrued but unpaid Late Charges on any Principal and Interest hereunder, Third, all Principal outstanding hereunder, and Fourth, all other amounts outstanding hereunder.

2.	INTEREST; DEFAULT INTEREST RATE.

(a)         Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate computed on the basis of a 360-day year and twelve 30-day months, shall be payable in arrears on each Interest Date and shall be payable in accordance with the terms of this Note. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date in cash.

(b)         Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined below), on each Conversion Date (as defined below) in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 12 or any required payment upon any Bankruptcy Event of Default (as defined below).

(c)         From and after the occurrence and during the continuation of any Event of Default, the Interest Rate shall automatically be increased to eighteen (18%) per annum. In the event that such Event of Default is subsequently cured, and no other Event of Default then exists, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

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3.           CONVERSION OF NOTE. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined in Section 32 of this Note), on the terms and conditions set forth in this Section 3.

(a)         Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate. Parent shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, Parent shall round such fraction of a share of Common Stock up to the nearest whole share. The Holder shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of any transfer agent of the Parent (the “Transfer Agent”) and the Depository Trust Company (“DTC”)), that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)         Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount (as defined below) pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the “Conversion Rate”).

(i)          “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) all accrued and unpaid Interest with respect to such portion of such Principal, (C) all accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest, if any, and (D) all other amounts due hereunder.

(ii)         “Conversion Price” means $3.50, subject to adjustment as provided elsewhere in this Note.

(c)	Mechanics of Conversion.

(i)          Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Parent. If required by Section 3(c)(iii), within three (3) Trading Days, following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Parent (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 19(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Parent shall transmit by facsimile or electronic mail an acknowledgment of confirmation and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Exhibit II, (which representation shall not include a factual analysis of whether any share caps have been exceeded) of receipt of such Conversion Notice to the Holder and the Transfer Agent which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Trading Day, following the date on which the Parent has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Parent shall (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii), and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Parent shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. Notwithstanding anything to the contrary contained in this Note, the Securities Purchase Agreement and/or any other Transaction Document, after the effective date of any Registration Statement (as defined in the Securities Purchase Agreement), the Parent shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Securities Purchase Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.

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(ii)          Parent’s Failure to Timely Convert. If the Parent fails on or prior to a Share Delivery Deadline to issue and deliver a certificate or credit the Holder’s or its designee’s account with DTC (as the case may be pursuant to this Section 3(c)(ii) and/or pursuant to the Parent’s obligation pursuant to clause (II) below for the number of shares of Common Stock to which the Holder is entitled, and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Parent (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Parent shall, within three (3) Trading Days after receipt of the Holder’s request and in the Holder’s sole discretion, either, at the Holder’s option (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Parent’s obligation to so issue and deliver such certificate or credit the balance account of the Holder or the Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of the applicable Conversion Amount shall terminate, or (II) promptly (but in no event later than two (2) Trading Days following the request by the Holder) honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder anticipated receiving from the Parent and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price or Closing Bid Price (as the case may be) of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payout under this clause II (or if the Parent is then not a Trading Issuer, the Conversion Price) (the “Buy-In Payment Amount”). Nothing herein or elsewhere shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Parent’s failure to timely deliver certificates representing shares of Common Stock (or to timely electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii)          Registration; Book-Entry. The Parent shall maintain a register (the “Register”) for the recordation of the name and address of the Holder and the principal amount of the Notes (and stated interest thereon) held by the Holder (the “Registered Notes”). The Parent and the Holder of the Note shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal, Interest and Late Charges). A Registered Note may be assigned, transferred or sold in whole or in part by registration of such assignment or sale on the Register but only to a Buyer Affiliate (as defined in the Securities Purchase Agreement) and/or any other Person in accordance with Section 18. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the Holder, the Parent shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19, provided that if the Parent does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within three (3) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Note or elsewhere, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Parent unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Parent following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Parent with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Parent shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Parent, so as not to require physical surrender of this Note upon conversion. If the Parent does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within three (3) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

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(iv)         Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Parent shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

(d)         Limitations on Conversions. The Parent shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion such determination to be based solely upon the Reported Outstanding Share Number (as defined below) and the number of shares disclosed to the Parent by Holder as being beneficially owned by the Holder and the other Attribution Parties. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Parent (including, without limitation, any convertible notes or convertible preferred stock or warrants, including, without limitation, the ICA-T Note and the Parent Warrant) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Parent’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Parent or (z) any other written notice by the Parent or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Parent receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Parent shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must (i) notify the Parent of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Parent shall return to the Holder any conversion price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Parent shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Parent, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Parent, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st ) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that any such increase in the Maximum Percentage will not be effective until the sixty-first (61st ) day after such notice is delivered to the Parent. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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4.	EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

(a)          Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (iv), (v) and (vi) shall constitute a “Bankruptcy Event of Default”:

(i)          the Parent’s, ICA-T’s and/or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Parent’s, ICA-T’s and/or any Subsidiary’s failure to pay any redemption payments or amounts hereunder), any other Transaction Document to which the Parent, ICA-T and/or any Subsidiary is a party and/or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) calendar days;

(ii)          the Parent fails at any time to (A) remove any restrictive legend on any certificate or any shares of Common Stock issued and/or issuable to the Holder upon conversion or exercise and/or otherwise (as the case may be) of this Note and/or any shares of Common Stock issuable hereunder as and when required by such securities, this Note and/or the Securities Purchase Agreement, unless otherwise then prohibited by (I) applicable federal securities laws, and/or (II) any lock-up or similar written agreement to which the Holder and any underwriter of a Qualifying PO is a party to, and any such failure remains uncured for at least three (3) consecutive days, and (B) issue and deliver to the Holder such unlegended certificates including, but not limited to, for any shares of Common Stock issuable upon conversion and/or otherwise of this Note;

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(iii)         the occurrence of any default under, redemption of or acceleration prior to maturity of at least $250,000 of Indebtedness of the Parent, ICA-T and/or any Subsidiary (whether together and/or individually);

(iv)        bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Parent, ICA-T and/or any Subsidiary and, if instituted against the Parent, ICA-T and/or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(v)         the commencement by the Parent, ICA-T and/or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Parent, ICA-T and/or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent, ICA-T and/or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Parent, ICA-T and/or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(vi)         the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Parent, ICA-T and/or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Parent, ICA-T and/or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Parent, ICA-T and/or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent, ICA-T and/or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

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(vii)        a final judgment or judgments for the payment of money aggregating in excess of $300,000 are rendered against the Parent, ICA-T and/or any Subsidiary and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $300,000 amount set forth above so long as the Parent, ICA-T and/or any Subsidiary provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Parent, ICA-T and/or any Subsidiary will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(viii)       the Parent, ICA-T and/or any Subsidiary either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party(ies) (other than, with respect to unsecured Indebtedness only, payments contested by the Parent, ICA-T and/or any Subsidiary in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffers to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Parent, ICA-T and/or any Subsidiary which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) of the Parent, ICA-T and/or any Subsidiary;

(ix)         other than as specifically set forth in another clause of this Section 4(a), the Parent, ICA-T and/or any Subsidiary breaches any material representation, warranty, covenant or other term or condition of any Transaction Document (as defined in the Securities Purchase Agreement), except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of thirty (30) days;

(x)         any breach or failure in any material respect by the Parent, ICA-T and/or any Subsidiary of any provision of Section 14 of this Note;

(xi)        any Material Adverse Effect;

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(xii)        any material provision of any Transaction Document to which the Parent, ICA-T and/or any Subsidiary is a party (including, without limitation, the Security Documents and the Guaranties) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Parent, ICA-T and/or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Parent, ICA-T and/or any Subsidiary shall deny in writing that it has any Indebtedness, liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Guaranties);

(xiii)       any Security Document to which the Parent, ICA-T and/or any Subsidiary is a party and/or any other security document to which the Parent, ICA-T and/or any Subsidiary is a party, shall at any time for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms thereof, first priority Lien (as defined in the Securities Purchase Agreement) on any Collateral (as defined in the Security Agreement) in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) or any material provision of any Security Document to which the Parent, ICA-T and/or any Subsidiary is a party, shall at any time for any reason cease to be valid and binding on or enforceable against, the Parent, ICA-T and/or any of the Subsidiaries or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Parent, ICA-T and/or any of the Subsidiaries or any governmental authority having jurisdiction over the Parent, ICA-T and/or any of the Subsidiaries, seeking to establish the invalidity or unenforceability thereof;

(xiv)       any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive calendar days, the cessation or substantial curtailment of revenue producing activities at any facility of the Parent, ICA-T and/or any Subsidiary if any such event or circumstance would have a Material Adverse Effect;

(xv)        if at any time following the first date the Parent becomes a Trading Issuer the suspension from trading, or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(xvi)       the Parent’s (A) failure to cure a Conversion Failure in this Note and/or the ICA-T Note or Exercise Failure in the Parent Warrant by delivery of the required number of shares of Common Stock upon conversion of this Note, the ICA-T Note and/or exercise of the Parent Warrant within three (3) Trading Days after the applicable Conversion Date or Exercise Date or (B) notice, written or oral, to any holder of this Note, the ICA-T Note and/or the Parent Warrant, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of this Note, the ICA-T Note and/or exercise of the Parent Warrant into shares of Common Stock that is requested in accordance with the provisions of this Note, other than pursuant to Section 3(d),;

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(xvii)       except to the extent the Parent is in compliance with Section 11(b) at any time following the tenth (10th) consecutive day that the Required Reserve Amount (as defined in Section 11(a) below) is less than the number of shares of Parent Common Stock that the Holder would be entitled to receive upon a conversion by the Holder of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in this Note or otherwise);

(xviii)      any event of default and/or any event that with the giving of notice or the passage of time (or both) would constitute an event of default and/or any “default” (as used in the S/I Deed of Trust) occurs and/or with the giving of notice or the passage of time (or both) could occur under any of the Sanofi Documents (as defined in the Securities Purchase Agreement) including, but not limited to, the S/I MSA, the S/I APA, the S/I Warranty and Reverter Deed and/or the S/I Deed of Trust (each as defined in the Securities Purchase Agreement) and/or any other event (including, but not limited to, any sale, reversion and/or foreclosure and/or giving notice of the same of and/or relating to the Property, Property Income (as both terms are defined in the S/I Deed of Trust) and/or any other items set forth in the first paragraph of the S/I Deed of Trust used as collateral under the S/I Deed of Trust, and/or any other Lien on any personal property (including Intellectual Property) by or for the benefit of Sanofi that has and/or could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement), or a “default” occurs (as such term is used in any provision of the S/I Deed of Trust) and/or any of the same occurs with respect to any other assets of ICA-T including personal property and Intellectual Property of ICA-T;

(xix)       A false, misleading and/or inaccurate certification (including a false or inaccurate deemed certification) by the ICA-T, the Parent and/or any Subsidiary as to, among other items, whether any Event of Default has occurred in this Note and/or in the ICA-T Note;

(xx)        the Parent's failure for any reason immediately following the date a Registration Statement covering securities of the Parent sold in the Qualifying PO is declared effective by the SEC or at any other time following the first date the Parent becomes a Trading Issuer to satisfy the current public information requirement under Rule 144(c) of the 1933 Act;

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(xxi)       the failure of any Registration Statement (as defined in the Securities Purchase Agreement) with respect to Registrable Securities (as defined in the Securities Purchase Agreement) to be declared effective by the SEC on or prior to the applicable Effectiveness Deadline (as defined in the Securities Purchase Agreement) unless at such time counsel to the Parent provides a legal opinion to the Holder and the Transfer Agent that (i) all Registrable Securities can be sold under Rule 144 without restriction, and (ii) at each time the Holder seeks to sell any such Registrable Securities such counsel provides a legal opinion to the Holder and the Transfer Agent removing all restrictive and other legends on such Registrable Securities no later than the Share Delivery Date;

(xxii)       while any applicable Registration Statement is required to be maintained effective pursuant to the terms of the Securities Purchase Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Securities Purchase Agreement) for sale of all of such holder’s Registrable Securities registered under such Registration Statement in accordance with the terms of the Securities Purchase Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of ten (10) days in any 365-day period;

(xxiii)      any Controlled Account Agreement (as defined in the Security Agreement) shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined below) in favor of the Holder and/or the Collateral Agent or any material provision of any Controlled Account Agreement shall at any time for any reason cease to be valid and binding on or enforceable against the Parent, ICA-T and/or any Subsidiary or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Parent, ICA-T and/or any Subsidiary or any Governmental Entity (as defined in the Securities Purchase Agreement) having jurisdiction over the Parent, ICA-T and/or any Subsidiary, seeking to establish the invalidity or unenforceability thereof;

(xxiv)      any Event of Default (as defined in the ICA-T Note) occurs under the ICA-T Note and/or any other Transaction Document.

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(b)         Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default, the Parent shall within one (1) Business Day of such Event of Default deliver a mutual written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the tenth (10th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Parent, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Parent to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Parent to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Parent, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Parent pursuant to this Section 4(b) shall be redeemed by the Parent at a price in cash equal to the product of (A) the Conversion Amount being redeemed multiplied by (B) (i) 116% if the applicable Event of Default Redemption Price is paid in full to the Holder on a date prior to May 15, 2018, (ii) 117% if the Event of Default Redemption Price is paid in full to the Holder after May 15, 2018 but prior to May 15, 2019 and (iii) 118% if the Event of Default Redemption Price is paid in full to the Holder after May 15, 2019 but on or prior to the Maturity Date (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Parent, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full to the Holder as provided in this Note, the Conversion Amount submitted for redemption under this Section 4(b) (together with Late Charges thereon) may be converted in whole or in part by the Holder into shares of Common Stock pursuant to Section 3 of this Note. In the event of the Parent’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c)         Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Parent shall immediately pay to the Holder an amount in cash representing the Event of Default Redemption Price (together with Late Charges thereon) in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

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5.	RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)         Assumption. Neither the Parent, ICA-T and/or any Subsidiary shall enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Parent, ICA-T and/or any Subsidiary under this Note, the ICA-T Note and the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is redeemed pursuant and in accordance with the terms and conditions of the Parent Warrant) and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Note, the ICA-T Note and the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) securities of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, the ICA-T Note and the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) (which, for the avoidance of doubt, shall not include any terms or conditions less favorable to the Holder of this Note, the ICA-T Note and the Parent Warrant in any material respect than the terms and conditions set forth in this Note, the ICA-T Note and the Parent Warrant, respectively as of such date of determination), including, without limitation, having principal amounts, interest rates and late charges equal to the payment rights and amounts, principal amounts then outstanding, the interest rates and Late Charges of this Note, the ICA-T Note and the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) as well as having the conversion rights, exercise rights, redemption rights, rankings, Events of Default (as applicable) the same as in this Note, the ICA-T Note and the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) and satisfactory to the Holder and, (ii) the Successor Entity (including its Parent Entity), is a Trading Issuer whose common stock is registered under Section 12 of the 1934 Act and is quoted and/or listed for trading on a Qualifying Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note, the ICA-T Note and the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) and the other Transaction Documents referring to the “ICA-T” and the “Parent” shall refer instead to the Successor Entity), and may exercise every right and power of the Parent and ICA-T, as applicable and shall assume all of the obligations of the Parent and ICA-T under this Note, the ICA-T Note and the Parent Warrant and the other Transaction Documents, with the same effect as if the Successor Entity (including its Parent Entity), had been named ICA-T and the Parent in this Note and in the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) and ICA-T in the ICA-T Note; and ICA-T and the Parent (and the Subsidiaries if any Subsidiary is named a party thereto) in the other Transaction Documents. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note and the ICA-T Note and exercise of the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) at any time after the consummation of such Fundamental Transaction, in lieu of shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 6 and Section 16, (and the equivalent provisions in the Parent Warrant and the ICA-T Note), which shall continue to be receivable thereafter) issuable upon the conversion of this Note and the ICA-T Note and exercise of the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note and the Parent Note been converted and the Parent Warrant exercised (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant) immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note and the ICA-T Note and exercise of the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant)), as adjusted in accordance with the provisions of this Note and the ICA-T Note and exercise of the Parent Warrant (excluding the Parent Warrant if the Parent Warrant is purchased pursuant to the terms of the Parent Warrant). The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note, the Parent Note and/or exercise of the Parent Warrant.

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(b)         Notice of a Fundamental Transaction; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Parent shall deliver a mutually executed written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Fundamental Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Fundamental Transaction Notice or the Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (i) consummation of such Fundamental Transaction and (ii) the date of receipt of such Fundamental Transaction Notice, the Holder may require the Parent to redeem all or any portion of this Note by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Parent, which Fundamental Transaction Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Parent in cash at a price equal to the product of (A) the Conversion Amount being redeemed, and (B) (1) 101% if the Fundamental Transaction Redemption Price (as defined below) is paid in full to the Holder on a date prior to May 15, 2018, (2) 102% if the Fundamental Transaction Redemption Price is paid in full to the Holder on or after May 15, 2018 but prior to May 15, 2019, and (3) 103% if the Fundamental Transaction Price is paid in full to the Holder on a date following May 15, 2019 on or prior to the Maturity Date (the “Fundamental Transaction Redemption Price”). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with such Fundamental Transaction. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Parent, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 3(d), until the Fundamental Transaction Redemption Price (together with any Late Charges thereon) is paid in full, the Fundamental Transaction Redemption Price (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of the Parent’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6.	RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)         Purchase Rights. In addition to any adjustments pursuant to Section 7 below, elsewhere in this Agreement and/or in any other Transaction Document, if at any time the Parent, ICA-T and/or any Subsidiary grants, issues or sells any Common Stock Equivalents, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided , however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

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(b)         Other Corporate Events. In addition to and not in substitution for any other rights in this Note and/or in any other Transaction Document, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Parent shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.	RIGHTS UPON ISSUANCE OF OTHER SECURITIES PRIOR TO AND FOLLOWING A QUALIFIED IPO.

(a)         Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. In addition to any other rights of the Holder under this Note and/or any other Transaction Document and without limiting any provisions of Sections 5, 6, 7 and 16 hereof, if the Parent at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provisions of Sections 5, 6 and 16.1(f), the Parent at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(b)        Issuance of Securities Below the Conversion Price Prior to the Closing Date of a Qualifying PO. In addition to and not in limitation of any other rights of the Holder under this Note including, but not limited to, Section 7 and/or any other Transaction Document, if, at any time while this Note is outstanding and whenever on or after the Subscription Date but prior to the closing date of a Qualifying PO (as defined below), the Parent, ICA-T and/or any Subsidiary in any manner sells or grants any option to purchase, issues or sells or grants any right to reprice, and/or otherwise sells, disposes of and/or issues any shares of Common Stock or Common Stock Equivalents (as defined below) (including upon conversion, exercise or otherwise) entitling any Person to acquire shares of Common Stock at a price per share of Common Stock that is lower than the then Conversion Price (such lower price, the “New Issuance Price” and each such issuance, a “Dilutive Issuance” and collectively, “Dilutive Issuances”), (if the holder of shares of Common Stock or Common Stock Equivalents so issued and/or any holder of Common Stock and/or Common Stock Equivalents as of the Subscription Date or issued subsequent thereto, shall at any time, whether by amendment, supplement, operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise be entitled under the terms of any such instruments to receive shares of Common Stock at a price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the then Conversion Price shall be reduced to equal the New Issuance Price. For purposes of clarification, if the Parent, ICA-T and/or any Subsidiary issues, sells and/or otherwise disposes of any shares of Common Stock at a price less than the then Conversion Price, the then Conversion Price shall immediately be reduced to the New Issuance Price on the date of such Dilutive Issuance. All adjustments provided for in this Section 7(b) shall be made whenever any such Common Stock or Common Stock Equivalents are issued. Notwithstanding anything to the contrary in the foregoing, if a Dilutive Issuance consists of the issuance and/or sale of both Common Stock and Common Stock Equivalents or two or more Common Stock Equivalents as units (each, a “Share and/or a CSE Issuance”), in determining the value of the component parts of the unit issued and/or sold in a Share and/or a CSE Issuance no value will be attributed to Common Stock Equivalents and the New Issuance Price as a result thereof will be the lowest of (i) the lowest purchase price per unit, (ii) the lowest conversion, exercise and/or exchange price to acquire one (1) share of Common Stock of any Common Stock Equivalent included in a unit if a unit also includes shares of Common Stock, and (iii) if no shares of Common Stock are included in a unit, the lowest exercise, conversion and/or exchange price to acquire one (1) share of Common Stock of the Common Stock Equivalents comprising a unit, such lowest price of (i)-(iii) shall be the “Lowest Price;” provided, however, a Dilutive Issuance and a resulting New Issuance Price relating to a Share and/or a CSE Issuance shall only occur if the Lowest Price relating to a Share and/or a CSE Issuance is lower than the then Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Parent shall notify the Holder in writing, no later than the first Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(b), indicating therein the applicable Lowest Price, issuance price, reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Parent provides a Dilutive Issuance Notice upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of shares of Common Stock based upon the New Issuance Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the New Issuance Price in any Notice of Conversion. For purposes hereof, the term “Common Stock Equivalents” means any securities (as defined under the 1933 Act) including, but not limited to, any Options and/or Convertible Securities of the Parent, ICA-T and/or any Subsidiaries which would entitle the Holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the Holder thereof to receive, shares of Common Stock. If the Parent, ICA-T and/or any Subsidiary enters into a Variable Rate Transaction (as defined in the Securities Purchase Agreement) despite the prohibition set forth in the Securities Purchase Agreement, the Parent shall be deemed to have issued shares of Common Stock or Common Stock Equivalents at the lowest possible price at which such securities may be converted, exchanged and/or exercised under the terms of such Variable Rate Transaction.

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(c)         Issuance of Securities Below the Conversion Price Following the First Trading Day Following the Closing of a Qualifying PO. In addition to and not in limitation of any other rights of the Holder under this Note including, but not limited to, Section 7 and/or any other Transaction Document, if, at any time while this Note is outstanding and whenever on or after the first Trading Day following the closing date of a Qualifying PO, the Parent, ICA-T and/or any Subsidiary in any manner sells or grants any option to purchase, issues or sells or grants any right to reprice, and/or otherwise sells, disposes of and/or issues any shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at a price per share of Common Stock that is lower than the then Conversion Price (such lower price, the “Post-QPO New Issuance Price” and each such issuance, a “Post-QPO Dilutive Issuance” and collectively, “Post-QPO Dilutive Issuances”), then immediately after such Post-QPO Dilutive Issuance, the then Conversion Price shall be automatically reduced to an amount determined by multiplying the then Conversion Price by a fraction of which (i) the numerator shall be the sum of (A) the number of shares of Common Stock issued and outstanding immediately prior to such Post-QPO Dilutive Issuance (assuming all then issued and outstanding Common Stock Equivalents are exercised, exchanged and/or converted (as the case may be) in accordance with the terms, without giving effect to any limitations on conversions, exchanges and/or exercise in any such Common Stock Equivalents), plus (B) the number of shares of Common Stock which the aggregate consideration received by the Parent for such additional shares of Common Stock would purchase at the then Conversion Price (without giving effect to any limitations on conversions, exchanges and/or exercises in any outstanding Common Stock Equivalents), and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after and including such Post-QPO Dilutive Issuance (assuming all then issued and outstanding Common Stock Equivalents were exercised, executed and/or converted (as the case may be) in accordance with the terms, without giving effect to any limitations on conversions, exchanges and/or exercise in any such Common Stock Equivalents, including this Note, the Parent Note and the Parent Warrant). For purposes of clarification, if the Parent, ICA-T and/or any Subsidiary issues, sells and/or otherwise disposes of any shares of Common Stock at a price less than the then Conversion Price, the then Conversion Price shall immediately be reduced to the Post-QPO New Issuance Price on the date of such Post-QPO Dilutive Issuance as determined above. All adjustments provided for in this Section 7(c) shall be made whenever any such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, if a Dilutive Issuance results from a Share and/or a CSE Issuance no value will be attributed to Common Stock Equivalents and the New Issuance Price as a result thereof will be the Lowest Price; provided, however, a Dilutive Issuance and a resulting New Issuance Price relating to a Share and/or a CSE Issuance shall only occur if the Lowest Price relating to a Share and/or a CSE Issuance is lower than the then Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Parent shall provide to the Holder a Dilutive Issuance Notice no later than the first Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(c). For purposes of clarification, whether or not the Parent provides a Dilutive Issuance Notice upon the occurrence of any Post-QPO Dilutive Issuance, the Holder is entitled to receive a number of shares of Common Stock based upon the Post-QPO New Issuance Price on or after the date of such Post-QPO Dilutive Issuance, regardless of whether the Holder accurately refers to the Post-QPO New Issuance Price in any Notice of Conversion. If the Parent, ICA-T and/or any Subsidiary enters into a Variable Rate Transaction despite the prohibition set forth in the Securities Purchase Agreement, the Parent shall be deemed to have issued shares of Common Stock or Common Stock Equivalents at the lowest possible price at which such securities may be converted, exchanged and/or exercised under the terms of such Variable Rate Transaction.

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(d)         Record Date. If the Parent takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock and/or Common Stock Equivalents, or (B) to subscribe for or purchase shares of Common Stock and/or Common Stock Equivalents, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(e)         Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Parent, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)         Voluntary Adjustability by the Parent. The Parent may at any time which this Note is outstanding, reduce the then Conversion Price to any amount and for any period of time decided appropriate by the Board of Directors.

8.          CERTAIN RESET RIGHTS UPON A QUALIFYING PO. If on or after the Subscription Date, the Parent consummates a Qualifying PO, and on the closing date of such Qualifying PO, the then Conversion Price is greater than the Qualifying PO Per Share Sale Price (as defined below), then the Conversion Price shall automatically and without any action by the Parent or otherwise, be reset to the Qualifying PO Per Share Sale Price. A “Qualifying PO Per Share Sale Price” shall be as applicable (i) the gross price a share of Common Stock is sold to the public in the Qualifying PO if only shares of Common Stock are sold to the public in such Qualifying PO, (ii) the gross price a unit consisting of shares of Common Stock and Common Stock Equivalents is sold to the public in the Qualifying PO, or (iii) the sum of the gross price that (a) one (1) share of Common Stock, and (b) a Common Stock Equivalent is sold to each purchaser in a Qualifying PO.

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9.           REDEMPTIONS AT THE COMPANY’S ELECTION. Subject to compliance with all provisions of this Section 9, any time after the Issuance Date, the Parent shall have the right to redeem all or a portion of the Conversion Amount then outstanding (the “Parent Optional Redemption Amount”) on the Parent Optional Redemption Date (as defined below) (a “Parent Optional Redemption”). So long as no Event of Default has occurred and is continuing, the portion of this Note subject to redemption pursuant to this Section 9 shall be redeemed by the Parent in cash at a price (the “Parent Optional Redemption Price”) equal to (i) if the Parent’s Optional Redemption Price is paid in full to the Holder on a date prior to May 15, 2018, 101% of the Conversion Amount being redeemed, (ii) if the Parent’s Optional Redemption Price is paid in full to the Holder on a date following May 15, 2018 but prior to May 15, 2019, 102% of the Conversion Amount being redeemed, and (iii) the Parent’s Optional Redemption Price is paid in full to the Holder after May 15, 2019 but prior to the Maturity Date, 103% of the Conversion Amount being redeemed; provided, however, that provided the Parent has complied with its obligations under Section 4(b) including the timely delivery of an Event of Default Notice, and if an Event of Default has occurred and is continuing, then on the Parent Optional Redemption Date, the Parent shall have the right to redeem all or a portion of the Conversion Amount outstanding by paying to the Holder the Event of Default Redemption Price in cash for all Conversion Amounts being redeemed on the Parent Optional Redemption Date, provided the Parent follows all of the provisions set forth in this Section 9. This provision in no way shall limit the rights and remedies provided to the Holder pursuant to any provision of this Note and/or elsewhere including, but not limited to, Section 4 or this Section 9 of this Note. For clarity purposes, in no event shall the Parent (and any other Person) be entitled to redeem all or any portion of the Conversion Amount if an Event of Default has occurred and is continuing unless the Parent (i) complies with all provisions of this Section 9, and (ii) pays on the Parent Optional Redemption Date in cash to the Holder the Event of Default Redemption Price for all Conversion Amounts it is redeeming. The Parent may exercise its right to require redemption under this Section 9 by delivering a written notice thereof by facsimile or electronic mail and overnight courier to the Holder, which notice shall include the signature from the Parent acknowledging such redemption and the Holder’s conversion and related rights hereunder for the purpose of acknowledging and being aware of Holder’s conversion rights hereunder (the “Parent Optional Redemption Notice” and the date the Holder receives such notice is referred to as the “Parent Optional Redemption Notice Date”). The Parent may not deliver a Parent Optional Redemption Notice hereunder unless the aggregate Conversion Amount being redeemed pursuant to this Section 9 is at least Five Hundred Thousand Dollars ($500,000), and such Parent Optional Redemption Notice shall be irrevocable. The Parent Optional Redemption Notice shall (x) state the date on which the Parent Optional Redemption shall occur (the “Parent Optional Redemption Date”) which date shall not be less than twenty (20) Trading Days nor more than thirty (30) Trading Days following the Parent Optional Redemption Notice Date, (y) certify that no Event of Default has occurred or is continuing and/or with the giving of notice or the passage of time could occur (or with respect to a Parent Optional Redemption being made while an Event of Default is continuing as provided above), the date the Event of Default commenced and an explanation of the reasons why such Event of Default occurred and is continuing, and (z) state the aggregate Conversion Amount of this Note being redeemed in such Parent Optional Redemption from the Holder on the Parent Optional Redemption Date. Redemptions made pursuant to this Section 9 shall be made in accordance with Section 12. To the extent redemptions required by this Section 9(a) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Parent, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything herein to the contrary, but subject to Section 3(d), at any time prior to the date the applicable Parent Optional Redemption Price is paid in full (together with Late Charges, if any are owed, thereon), such applicable Parent Optional Redemption Amount (together with Late Charges, if any are owed, thereon), may be converted, in whole or in part by the Holder into shares of Common Stock pursuant to Section 3. The parties agree that in the event of the Parent’s redemption of any portion of this Note under this Section 9, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 9 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt and notwithstanding anything to the contrary provided herein or elsewhere, without the express written consent of the Holder, the Parent shall have no right to effect a Parent Optional Redemption if at any time commencing on the Parent’s Optional Redemption Notice Date and terminating on the Parent’s Optional Redemption Date, any Event of Default has occurred and continuing (and/or with the giving of notice or the passage of time could occur as a result of the applicable Parent Optional Redemption, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

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10.         NONCIRCUMVENTION. The Parent hereby covenants and agrees that neither by amendment of its respective Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Parent (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Parent may validly and legally issue fully paid and nonassessable shares of Common Stock upon each conversion of this Note.

11.	RESERVATION OF AUTHORIZED SHARES.

(a)         Reservation. Commencing as of the Subscription Date and for as long as this Note remains outstanding (the “Share Reserve Period”), the Parent shall at all times have and keep reserved (and shall not reduce such reserve) at least 200% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the full conversion of this Note (without regard to any limitations or conversions and assuming for purposes of this Section 11(a) that this Note remains outstanding and is paid in full in cash on May 15, 2020, and the redemption price on such date is the Event of Default Redemption Price (the “Required Reserve Amount”).

(b)         Insufficient Authorized Shares. If, notwithstanding Section 11(a), and not in limitation thereof, at any time while this Note remains outstanding, the Parent does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of this Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Parent shall immediately take all action necessary to increase the Parent authorized shares of Common Stock to an amount sufficient to allow the Parent to reserve the Required Reserve Amount for this Note. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days, after the occurrence of such Authorized Share Failure, the Parent shall either (i) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock, or (ii) have cured the Authorized Share Failure by, among other required items, obtaining a written consent of the required percentage of holders of shares of Common Stock for the required increase in authorized shares and had taken any and all other such action necessary to rectify the Authorized Share Failure including, but not limited to, providing the non-consenting stockholders with an information statement and a Form 14(C) and filed with the SEC such Form 14(C). In connection with such meeting as set forth in (i) above, the Parent shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Parent is prohibited from issuing shares of Common Stock upon one or more conversions of this Note by the Buyer pursuant to the terms of this Note due to the failure by the Parent to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Parent shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares multiplied by (y) the greatest Closing Sale Price or Closing Bid Price (as the case may be) of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Parent and ending on the date of such issuance and payment under this Section 11(b) (or the Conversion Price if the Parent is not then a Trading Issuer); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 11(a) or this Section 11(b) shall limit any obligations of the Parent under any provision of this Note, the Securities Purchase Agreement and/or any other Transaction Document.

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12.	REDEMPTIONS.

(a)         Mechanics. The Parent shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Parent’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 5(b), the Parent shall deliver the applicable Fundamental Transaction Redemption Price to the Holder in cash concurrently with the consummation of such Fundamental Transaction if such notice is received prior to the consummation of such Fundamental Transaction and within five (5) Business Days after the Parent’s receipt of such notice otherwise. The Parent shall deliver the applicable Parent Optional Redemption Price to the Holder in cash on the applicable Parent Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Parent, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Documents and, upon payment in full or conversion in accordance herewith, shall satisfy the Parent’s then payment obligation under such other Transaction Documents. In the event of a redemption of less than all of the Conversion Amount of this Note (to the extent permitted hereunder), the Parent shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Parent does not pay the applicable Redemption Price (together with Late Charges thereon), to the Holder within the time period required, at any time thereafter and until the Parent pays such unpaid Redemption Price (together with Late Charges thereon), in full, the Holder shall have the option, in lieu of redemption, to require the Parent to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Parent’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, and (y) the Parent shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)), to the Holder, and in each case the Principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 12, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Parent’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

13.         VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

14.         COVENANTS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with their terms:

(a)         Rank. This Note shall rank (i) pari passu with all other Notes, if any, and (ii) senior in all respects to all other Indebtedness of the Parent, except Permitted Indebtedness secured by Permitted Liens if and to the extent the terms of such Indebtedness requires such Indebtedness to be senior to this Note.

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(b)         Incurrence of Indebtedness. Neither the Parent nor ICA-T shall, and the Parent and ICA-T shall cause all of the Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Parent Note, and (ii) other Permitted Indebtedness, until the ninety-first (91st) calendar day after the date this Note and the Parent Note is no longer outstanding.

(c)         Existence of Liens. Neither the Parent nor ICA-T shall, and the Parent and ICA-T shall cause each Subsidiary to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets owned by the Parent, ICA-T and/or any of the Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d)         Restricted Payments. Neither the Parent nor ICA-T shall, and the Parent and ICA-T shall cause all of the Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness of the Parent, ICA-T and/or any Subsidiary other than this Note and the Parent Note and Permitted Indebtedness that is secured by a Permitted Lien (which by the terms of such particular Permitted Indebtedness the payment thereof is senior by the terms thereof in right of payment to the Parent Note and/or this Note), whether by way of payment in respect of principal of (or premium, if any), interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and/or the giving of notice and without being cured would constitute an Event of Default has occurred and is continuing.

(e)         Restriction on Redemption and Cash Dividends. Until the ninety-first (91st) calendar day after the date no Securities are outstanding and except as specifically provided below, neither the Parent nor ICA-T shall, and the Parent and ICA-T shall cause each of the Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Equity Interests other than intercompany dividends to the Parent, ICA-T or any Domestic Subsidiary (as defined in the Securities Purchase Agreement), (“Intercompany Dividends”), provided no Domestic Subsidiary shall be permitted at any time to declare, pay and/or accrue any Intercompany Dividend, unless such Domestic Subsidiary’s operations are located in the United States and it does not have any bank and/or similar accounts located outside of the United States; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, all Intercompany Dividends otherwise permitted in this Section 14(e), shall be prohibited during the period commencing on the date an Event of Default occurs and is continuing through and including the tenth (10th) Business Day following the date the Collateral Agent receives written notice from the Parent and ICA-T signed by the CEO (or the President) and the CFO of the Parent and ICA-T that such Event of Default has been cured and no longer exists. For purposes hereof, “Equity Interests” means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

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(f)         Restriction on Transfer of Assets. Neither the Parent nor ICA-T shall, and the Parent and ICA-T shall cause all of the Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the ICA-T, the Parent and/or any of the Subsidiaries whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the ICA-T the Parent and/or the Subsidiaries in the ordinary course of business consistent with its past practices and (ii) sales of inventory and product in the ordinary course of business.

(g)         Maturity of Indebtedness. Neither the Parent nor ICA-T shall, and the Parent and ICA-T shall cause all of the Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Parent, ICA-T and/or any of the Subsidiaries to mature or accelerate prior to the ninety-first (91st) calendar day after the date that this Note and the Parent Note is no longer outstanding other than Permitted Indebtedness that is secured by Permitted Indebtedness outstanding on the date hereof.

(h)         Change in Nature of Business. Neither ICA-T nor the Parent shall, and the ICA-T and the Parent shall cause each of the Subsidiaries to not, directly or indirectly, make any change in the nature of its business including, but not limited to, engage in any material line of business substantially different from those lines of business conducted by the Parent, ICA-T and each of the Subsidiaries on the Subscription Date described in the Parent’s Annual Report on Form 10-K for the year ended 2016. Neither the Parent nor ICA-T shall, and the Parent and ICA-T shall cause each of the Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i)          Preservation of Existence, Etc. The Parent and ICA-T shall maintain and preserve, and cause each of the Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of the Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j)         Maintenance of Properties, Etc. The Parent and ICA-T shall maintain and preserve, and cause each of the Subsidiaries to maintain and preserve, all of their respective properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and shall and shall cause each of the Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

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(k)         Maintenance of Intellectual Property. The Parent and ICA-T will, and will cause each of the Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the ICA-T, the Parent and each of the Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l)         Maintenance of Insurance. The Parent and ICA-T shall maintain, and cause each of the Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m)         Transactions with Affiliates. Except as set forth under Section 14(e), neither the Parent nor ICA-T shall, nor shall the Parent or ICA-T permit any of the Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except transactions (i) approved by a majority of the Parent’s and ICA-T’s (as the case may be) independent directors, and (ii) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the Parent, ICA-T and/or any of the Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(n)         Restricted Issuances. Neither ICA-T nor any Subsidiary shall directly and/or indirectly issue and/or sell any securities other than ICA-T issuing the ICA-Note to the Holder and/or to the Holder as required by this Note. The Parent shall not, directly or indirectly (i) issue any Notes and/or other Notes (other than as contemplated by the Securities Purchase Agreement), (ii) issue any shares of preferred stock whose terms and rights (1) provide the requirement or option to declare, accrue and pay a cash dividend while this Note and/or the ICA-T Note are outstanding and/or (2) permit the redemption of such shares of preferred stock of the Parent while this Note and/or the ICA-T Note are outstanding, and/or (iii) issue any other securities that would cause a breach or default under any of the Securities.

(o)         New Subsidiaries; No Foreign Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the Parent and ICA-T shall take and the Parent and the ICA-T shall cause all Subsidiaries including any New Subsidiary, to take any and all actions under the Security Documents. None of the Parent, ICA-T or any Subsidiary shall directly and/or indirectly make any payments to, or transfer any assets, including, but not limited to, by way of any dividend and/or distribution to any Subsidiary including any Domestic Subsidiary if such Domestic Subsidiary is not located in the United States and/or has a bank or similar account outside of the United States.

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(p)         Change in Collateral; Collateral Records. The Parent and ICA-T shall and shall cause each Subsidiary to (i) give the Collateral Agent not less than thirty (30) days’ prior written notice of any change in the location of any Collateral (as defined in the Security Documents), other than to locations set forth in the Perfection Certificates (as defined in the Security Documents) hereto and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon (other than transfers of inventory to customers in the ordinary course of business in a manner and to an extent consistent with past practice), (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of the Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Holder from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent or any Holder may reasonably require, designating, identifying or describing the Collateral. In addition, the Parent and ICA-T shall and shall cause each Subsidiary to provide to the Collateral Agent upon filing, copies of all UCC-1 Financing Statements, amendments to all UCC-1 Financing Statements, all UCC-3 filings and all other similar filings made with any Governmental Entity (as defined in the Securities Purchase Agreement) including, but not limited to, the USPTO.

(q)	[INTENTIONALLY LEFT BLANK]

(r)           Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Parent and ICA-T shall hire an independent, reputable investment bank selected by the Parent and ICA-T and approved by the Holder to investigate as to whether any breach of this Note and/or the ICA-T Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note and/or the ICA-T Note has occurred, the Independent Investigator shall notify the Parent and ICA-T of such breach and the Parent and ICA-T shall deliver written notice to each holder of this Note and/or the ICA-T Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Parent and ICA-T and each of the Subsidiaries and, to the extent available to the Parent and ICA-T after the Parent and ICA-T uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Parent, ICA-T and the Subsidiaries to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Parent and ICA-T shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Parent, ICA-T and each Subsidiary as the Independent Investigator may reasonably request. The Parent and ICA-T shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Parent, ICA-T and each Subsidiary with, and to make proposals and furnish advice with respect thereto to, the Parent’s, ICA-T’s and the Subsidiary’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Parent and ICA-T each authorize said accountants to discuss with such Independent Investigator the finances and affairs of the Parent, ICA-T and the Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

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15.        SECURITY. This Note is secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreements, the other Security Documents and the Guaranties).

16.         DISTRIBUTION OF ASSETS. In addition to all other rights and adjustments provided in this Note and/or any other Transaction Document or elsewhere, if the Parent shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities (including, but not limited to, shares of Common Stock and/or Common Stock Equivalents), property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that this Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

17.         AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder of this Note shall be required for any change, waiver or amendment to this Note.

18.        TRANSFER. This Note and any shares of Common Stock issued and/or issuable upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Parent, in whole or in part, at any time and from time to time, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

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19.	REISSUANCE OF THIS NOTE.

(a)         Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Parent , whereupon the Parent will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)         Lost, Stolen or Mutilated Note. Upon receipt by the Parent of evidence reasonably satisfactory to the Parent of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Parent in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Parent shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c)         Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Parent , for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)         Issuance of New Notes; Signatures. Whenever the Parent is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights, remedies and conditions as this Note, (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date, and (vi) shall be executed by the Parent .

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20.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Parent and/or ICA-T to comply with the terms of this Note. The Parent and ICA-T jointly and severally covenant to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion, redemptions and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Parent, ICA-T and/or any Subsidiary (or the performance thereof). The Parent and ICA-T jointly and severally acknowledge that a breach by either of them of the obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Parent and ICA-T each therefore agree that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief restraining and/or preventing any such breach or threatened breach without the necessity of showing economic harm and without posting a bond or other security being required. The Parent and ICA-T shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Parent’s and ICA-T’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Sections 4, 5 and 7).

21.        PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Parent, ICA-T and/or any Subsidiary or other proceedings affecting the Parent’s, ICA-T’s and/or any Subsidiary’s creditors’ rights and involving a claim under this Note, then the Parent, ICA-T and each Subsidiary shall jointly and severally be obligated and pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Parent and ICA-T expressly each acknowledge and agree that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

22.         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Parent and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including, “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

23.         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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24.	DISPUTE RESOLUTION.

(a)	Submission to Dispute Resolution.

(i)          In the case of a dispute relating to a Conversion Price, a Closing Sale Price, a Closing Bid Price, a Lowest Price, or a fair market value or the arithmetic calculation of a Conversion Rate, any Redemption Price or any other calculation under this Note (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Parent or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Parent, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Parent are unable to promptly resolve such dispute relating to such Conversion Price, such Lowest Price, such Closing Sale Price, such Closing Bid Price, or such fair market value or such arithmetic calculation of such Conversion Rate, any such Redemption Price or any other calculation under this Note (as the case may be), (including, without limitation, a dispute relating to the determination of any of the foregoing) at any time after the second (2nd ) Business Day following such initial notice by the Parent or the Holder (as the case may be) of such dispute to the Parent or the Holder (as the case may be), then the Holder and the Parent shall together select an independent, reputable investment bank to resolve such dispute and if they do not agree upon an independent, reputable investment bank to resolve such dispute within a fifteen (15) day period, then the Holder shall be entitled to make such selection.

(ii)          The Holder and the Parent (as applicable) shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 24 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5h ) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder and/or the Parent fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Parent and the Holder or otherwise requested by such investment bank, neither the Parent nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(iii)         The Parent and the Holder (as the case may be) shall cause such investment bank to determine the resolution of such dispute and notify the Parent and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Parent in such dispute, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b)         Miscellaneous. The Parent and the Holder each expressly acknowledge and agree that (i) this Section 24 constitutes an agreement to arbitrate between the Parent and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 24, (ii) a dispute relating to a Conversion Price, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 24 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 24 and (v) nothing in this Section 24 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 24).

25.	NOTICES; CURRENCY; PAYMENTS.

(a)         Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Parent shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Parent will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Parent, ICA-T and/or any Subsidiary closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock (and/or any Intercompany Dividend and/or Intercompany Payment), and/or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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(b)         Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)         Payments. Whenever any payment of cash is to be made by the Parent to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Parent and sent via overnight courier service to such Person at such address as previously provided to the Parent in writing (which address, in the case of the Holder, shall initially be as set forth in the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Parent with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal, Interest, Late Charges and/or other amounts due under this Note and the other Transaction Documents which is not paid when due (following any cure period, if any) shall result in a late charge being incurred and payable by the Parent in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

26.         CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Parent for cancellation and shall not be reissued.

27.        WAIVER OF NOTICE. To the maximum extent permitted by law, the Parent hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and/or any of the other Transaction Documents.

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28.         GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as expressly set forth in Section 24, the Parent hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Parent and the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein or elsewhere, shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein or elsewhere, (i) shall be deemed or operate to preclude the Holder from directly and/or indirectly bringing suit or taking other legal action against the Parent, ICA-T and/or any of the Subsidiaries and/or any of their respective Affiliates and/or other Persons in any other jurisdiction to protect and/or enforce the Holder rights under this Note and/or any of the other Transaction Documents and/or collect on the Parent’s, ICA-T’s and/or the Subsidiary’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit any provision of Section 24. THE PARENT AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

29.	JUDGMENT CURRENCY.

(a)          If for the purpose of obtaining or enforcing judgment against the Parent in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 29 referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i)          the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)         the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 29(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)         If in the case of any proceeding in the court of any jurisdiction referred to in Section 29(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

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(c)         Any amount due from the Parent, ICA-T and/or the Subsidiaries under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

30.         SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

31.         MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Parent to the Holder and thus refunded to the Parent.

32.	CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)         “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)         “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)         “Affiliate” or “affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)         “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(e)         “Bloomberg” means Bloomberg, L.P.

(f)         “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g)         “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Parent initially issued this Note and the Parent Warrant and ICA-T issued the ICA-T Note to the Holder pursuant to the terms of the Securities Purchase Agreement.

(h)         “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Parent and the Holder. If the Parent and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 24. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(i)          “Collateral Agent” shall have the meaning set forth in the Securities Purchase Agreement.

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(j)          “Common Stock” means (i) the shares of common stock, $0.001 par value per share of the Parent, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k)         “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l)          “Current Subsidiary” means any Person in which the Parent or ICA-T on the Subscription Date, directly or indirectly, (i) owns a majority of the outstanding capital stock, voting stock or holds a majority of the equity or similar interest of such Person or (ii) controls or operates a substantial portion of the business, operations, management or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(m)        “Eligible Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references an Eligible Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace, the OTCQB Marketplace, the OTCPink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

(n)         “Fundamental Transaction” means that (i) the Parent, ICA-T and/or any of the Subsidiaries shall, directly or indirectly, in one or more or a series of related transactions, (1) consolidate or merge with or into (whether or not the Parent, ICA-T and/or any of the Subsidiaries is the surviving corporation) any other Person and/or each other, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Parent and/or ICA-T (not including any shares of Voting Stock of the Parent and/or ICA-T held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Parent and/or ICA-T (not including any shares of Voting Stock of the Parent, ICA-T and/or any Subsidiary held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Parent and/or ICA-T. Notwithstanding anything to the contrary provided herein or elsewhere, nothing in this definition of Fundamental Transaction shall provide any right to the Parent, ICA-T and/or any Subsidiary to do or take any actions otherwise prohibited herein and/or in the other Transaction Documents. Notwithstanding the above, a Fundamental Transaction shall not be deemed to occur as a result of a reincorporation merger of the Parent, ICA-T and/or any Subsidiary provided other than the place of incorporation of the Parent, ICA-T and/or any Subsidiary no other material changes occur to the Parent, ICA-T and/or any Subsidiary and/or any rights of the Holder under this Note and/or any other Transaction Document, as a result of such reincorporation merger.

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(o)         “GAAP” means United States generally accepted accounting principles, consistently applied.

(p)        “ICA-T Note” has the meaning set forth in the Securities Purchase Agreement.

(q)         “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(r)          “Interest Date” means the first (1st) calendar day of each calendar month beginning with the first calendar day of the first month following the Closing Date.

(s)         “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Parent, ICA-T and/or any of the Subsidiaries, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the ICA-T, the Parent and/or any of the Subsidiaries to perform any of the obligations under any of the Transaction Documents.

(t)          [INTENTIONALLY LEFT BLANK]

(u)         “New Subsidiary” means, as of any date of determination, any Person in which the Parent, ICA-T and/or any Subsidiary after the Subscription Date, directly or indirectly, (i) owns or acquires a majority of the outstanding capital stock, voting stock, or holds a majority of the equity or similar interest of such Person or (ii) controls or operates a substantial portion of the business, its management, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

(v)         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(w)         “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization (or if both are not Trading Issuers, the largest private company valuation, as determined by the Holder) as of the date of consummation of the Fundamental Transaction.

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(x)         “Parent Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(y)         “Permitted Indebtedness” means (i) Indebtedness of the Parent under this Note and/or any other Transaction Document, (ii) Indebtedness of the Parent set forth on Schedule 3(q) to the Securities Purchase Agreement, as in effect as of the Subscription Date, (iii) Indebtedness of the Parent incurred pursuant to accounts receivable and/or inventory financing, provided such is secured it is secured solely by the accounts receivable and/or inventory of the Company (iv) Indebtedness incurred for the acquisition of services, supplies or inventory of the Parent on normal trade credit in the ordinary course of business; (v) Indebtedness of the Parent secured by Permitted Liens or unsecured as described in clauses (iv) and (v) of the definition of Permitted Liens, (vi) $1,400,000 of Indebtedness owed to Dentons USA LLP (“Dentons”) under terms of a settlement and release agreement dated May 11, 2017 by and between Dentons and the Parent (the “Dentons Settlement Agreement”), and (vii) Intercompany Indebtedness of the Parent (to the extent not prohibited by the Sanofi Documents) between the Parent, ICA-T and any wholly-owned Domestic Subsidiary of the Parent, to the extent so permitted under this Note.

(z)         “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent of the Parent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability of the Parent that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business of the Parent with respect to a liability of the Parent that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Parent solely to secure the purchase price of such Parent equipment or Parent Indebtedness incurred solely by the Parent for the purpose of financing the acquisition or lease of such equipment of the Parent, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property of the Parent so acquired by the Parent and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness of the Parent in an aggregate amount not to exceed together with the same type of ICA-T $250,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness of the Parent secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods for the Parent, (viii) Liens with respect to accounts receivable and inventory financing of the Parent provided such Liens are solely on the accounts receivable of the Parent that are being used to obtain such accounts receivable and/or inventory financing for the Parent as expressly identified and in such amounts as provided in writing in such accounts receivable and/or inventory financing documentation, and (ix) Liens in favor of the Collateral Agent and/or the Holder perfecting the Collateral Agent’s and/or the Holder’s security interests in the assets of the Parent to the extent provided for in the Security Documents securing all obligations of the Parent to the Holder and/or the Collateral Agent under this Note and/or any of the other Transaction Documents.

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(aa)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(bb)        “Principal Market” means as of a particular date, the Eligible Market on such date that the Common Stock is principally traded or quoted on.

(cc)        “Qualifying PO” means the first firm commitment underwritten public offering by the Parent on or following the Subscription Date in which shares of Common Stock are sold for the account of the Parent solely for cash to the public resulting in proceeds to the Parent of no less than $8,000,000 (after deduction only of underwriter discounts and commissions) and where the shares of Common Stock registered under the 1933 Act and sold in such public offering, are simultaneously listed and commence trading on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE Market (a “Qualify Market”).

(dd)       “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Fundamental Transaction Redemption Notices and the Parent Optional Redemption Notices and each of the foregoing, individually, a “Redemption Notice.”

(ee)        “Redemption Prices” means, collectively, the Parent Optional Redemption Prices, Event of Default Redemption Prices, Fundamental Transaction Redemption Prices and each of the foregoing, individually, a “Redemption Price.”

(ff)         “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(gg)       “Securities Purchase Agreement” shall have the meaning set forth on the first page of this Note.

(hh)       “Security Agreements” shall have the meaning as set forth in the Securities Purchase Agreement.

(ii)         “Security Documents” shall have the meaning as set forth in the Securities Purchase Agreement.

(jj)          “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries including, but not limited to, all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(kk)        “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

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(ll)        “Trading Day” means, (I) as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on an Eligible Market the principal securities exchange or securities market on which the Common Stock is then traded or eligible for quotation, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading or quotation during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities, or (II) if the Parent is not a Trading Issuer, the term “Trading Day” shall mean Business Day.

(mm)      “Trading Issuer” means any Person whose shares of common stock are listed for trading or eligible for quotation on an Eligible Market.

(nn)       “Transaction Documents” shall have the meaning as set forth in the Securities Purchase Agreement.

(oo)       “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

33.         DISCLOSURE. Upon receipt or delivery by the Parent or ICA-T of any notice in accordance with the terms of this Note and subject to the other terms of this Section 33, unless the Parent or ICA-T has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Parent, ICA-T and/or any of the Subsidiaries or the Holder has provided prior written consent to receive such material non-public information, the Parent shall and the Parent shall within two (2) Trading Days after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Parent or ICA-T believes that a notice contains material, non-public information relating to the Parent, ICA-T and/or any of the Subsidiaries, the Parent and/or ICA-T so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Parent, ICA-T and/or any of the Subsidiaries. If the Parent, ICA-T and/or any of the Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed in writing to receive such material non-public information, the Parent and ICA-T hereby covenant and agree that the Holder shall not have any duty of confidentiality to them and/or the Subsidiaries or any of the officers, directors, employees, affiliates or agents with respect to, any such information or a duty to any of the foregoing not to trade on the basis of such material non-public information. Nothing contained in this Section 33 shall limit any obligations of the Parent and/or ICA-T, or any rights or remedies of the Holder, under the Securities Purchase Agreement. Notwithstanding anything to the contrary contained herein, neither the Parent, ICA-T nor any Subsidiary shall be required to publicly disclose any material, non-public information relating to the Parent, ICA-T or any Subsidiary if the Holder has provided its prior written consent to the receipt of such information.

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[SENIOR SECURED CONVERTIBLE NOTE – SIGNATURE PAGE]

IN WITNESS WHEREOF, Icagen, Inc. has caused this Note to be duly executed as of the Issuance Date set out above.

ICAGEN, INC.

By:	/s/ Richard Cunningham
Name: Richard Cunningham
Title: President and CEO

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EXHIBIT I

Icagen, Inc. Conversion Notice

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Icagen-T, Inc., a Delaware corporation (the “Parent”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, $0.001 par value per share (the “Common Stock”), of Icagen, Inc., as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest to be converted:

Aggregate accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and Aggregate Interest to be converted:

AGGREGATE CONVERSION
AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into the Note is being converted to Holder, or for its benefit, as follows:

☐  Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

i

☐  Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 3(d) of the Note.

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID: ____________________________

Facsimile: __________________________

E-mail Address: ______________________

ii

Exhibit II

ACKNOWLEDGMENT

Icagen, Inc. hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder’s execution and delivery to the Parent of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May 15, 2017 from Icagen, Inc. and acknowledged and agreed to by American Stock Transfer & Trust Company.

ICAGEN, INC.

By:
Name:
Title:

i